UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006 (April 19, 2006)

Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

(615) 665-1122 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Signature

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

      On April 19, 2006, the Board of Directors of Healthways, Inc. (the "Company") approved amendments to the Company's Code of Conduct (the "Code"). The revisions consist of a number of technical and non-substantive amendments to clarify certain sections of the Code.

      In addition to the technical and non-substantive amendments, the revisions provide for the following:

•	American Healthways, Inc., the Company's former name, is changed throughout the Code to Healthways, Inc.

•	The Conflicts of Interest and Relationships with Other Healthcare Entities, Suppliers and Vendors subsection of the Code, Subsection 2.6, was revised to provide that outside employment, consulting or membership on a board of directors (or similar governing body) that could impair or conflict or appear to impair or conflict with a colleague’s ability to carry out his or her duties in the best interests of the Company is prohibited. The Code previously prohibited the outside employment, consulting or membership on a board of directors (or similar governing body) that could conflict or appear to conflict with the colleague’s ability to carry out his or her duties in the best interests of the Company, but did not prohibit the impairment or appearance of impairment of the colleague’s ability to carry out his or her duties in the best interests of the Company.

•	The following language was added to the Conflicts of Interest and Relationships with Other Healthcare Entities, Suppliers and Vendors subsection of the Code, Subection 2.6:

In addition, all colleagues of the Company may devote reasonable periods of time to charitable and community activities and industry or professional activities, so long as such activities do not interfere with the performance of the colleague’s responsibilities to the Company. Notwithstanding the foregoing, in no event may an officer of the Company be employed by or provide consulting services for any person or entity other than the Company or serve on the board of directors of any public company or private company without the prior written consent of the Company’s Chief Executive Officer (or the Nominating and Corporate Governance Committee in the case of the Chief Executive Officer).

•	Subsection 2.8, Drug Free Work Environment, was added to the Code. This subsection was added to emphasize the Company’s commitment to an alcohol-free and drug-free work environment. Subsection 2.8 details the procedure the Company will follow should it have a reasonable suspicion that a colleague is under the influence of alcohol or drugs at work.

•	Section IV, Working Internationally, was added to the Code. This section was added to emphasize the importance of colleagues learning about and abiding by international legal requirements when working in a market outside the United States. Section IV states that all colleagues working on international business initiatives are required to contact the Code of Conduct Officer in advance of initiating contacts in new foreign markets so that counsel in that country may be consulted, if appropriate. Further, this section summarizes certain laws which may affect the Company’s international operations.

        The Code is available on the “Investors” page of the Company’s website, www.healthways.com, under “Colleague Code of Conduct”.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: April 24, 2006